Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jason Fredette, Director, Investor Relations (617) 219-1410 www.govreit.com

Government Properties Income Trust Purchases Shares of Select Income REIT

Newton, MA (July 9, 2014):  Government Properties Income Trust (NYSE: GOV) today announced that it has purchased 21,500,000 common shares of Select Income REIT (NYSE: SIR).  The purchase price was equal to approximately $677.5 million, or $31.51 per share ($1.50 per share above SIR’s closing price on July 8, 2014), plus approximately $11.3 million, or $0.53 per share, of accrued dividends as defined in the purchase agreement (total of approximately $688.8 million).

GOV purchased the SIR shares in a cash transaction from CommonWealth REIT (NYSE: CWH).  Both GOV and SIR are managed by Reit Management & Research LLC (“RMR”), and RMR simultaneously purchased 500,000 common shares of SIR from CWH on the same terms as GOV.

GOV’s purchase of the SIR shares was funded through borrowings under GOV’s existing $550 million unsecured revolving credit facility and under a new $500 million unsecured term loan from Wells Fargo Bank and Citibank, N.A.  The new term loan bears interest at the rate of LIBOR plus 175 basis points, subject to adjustments based on changes to GOV’s unsecured debt ratings.  The new term loan matures in July 2015 and can be repaid in part or whole at any time without penalty.

GOV made the following statement regarding today’s announcement:

“We believe that this acquisition of SIR shares is a compelling investment opportunity for GOV and that it will add to the security and growth of GOV’s cash flows in the future.  Based on SIR’s Normalized Funds From Operations and its dividend rate, GOV expects the acquisition of the SIR shares to be immediately accretive to GOV and to remain so after this acquisition is long term financed with an appropriate mix of debt and equity depending upon market conditions.”

Citigroup Global Markets Inc. acted as exclusive financial advisor to the Special Committee of GOV’s Board of Trustees composed of Independent Trustees of GOV who are not also trustees of SIR.

Government Properties Income Trust is a real estate investment trust, or REIT, which primarily owns properties leased to the U.S. Government and state governments located throughout the United States.  GOV is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THAT THE NEW TERM LOAN FROM WELLS FARGO BANK AND CITIBANK, N.A. BEARS INTEREST AT LIBOR PLUS 175 BASIS POINTS.  HOWEVER, ACTUAL COSTS UNDER THE NEW TERM LOAN WILL BE HIGHER THAN LIBOR PLUS 175 BASIS POINTS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE NEW TERM LOAN.

•                 THIS PRESS RELEASE STATES THAT GOV BELIEVES THE ACQUISITION OF SIR SHARES WILL ADD TO THE SECURITY AND GROWTH OF GOV’S CASH FLOWS IN THE FUTURE.  THERE IS NO GUARANTEE THAT THE ACQUISITION OF SIR SHARES WILL

ADD TO THE SECURITY OR GROWTH OF GOV’S CASH FLOWS IN THE FUTURE, AND GOV’S CASH FLOWS MAY DECLINE IN THE FUTURE.

•                 THIS PRESS RELEASE STATES THAT GOV EXPECTS THE ACQUISITION OF THE SIR SHARES TO BE IMMEDIATELY ACCRETIVE TO GOV AND TO REMAIN SO AFTER THIS ACQUISITION IS LONG TERM FINANCED WITH AN APPROPRIATE MIX OF DEBT AND EQUITY DEPENDING UPON MARKET CONDITIONS.  THE COST OF GOV’S DEBT AND EQUITY CAPITAL WILL VARY WITH MARKET CONDITIONS THAT ARE BEYOND GOV’S CONTROL.  IF GOV’S CURRENT EXPECTATIONS ABOUT ITS FUTURE COST OF DEBT AND EQUITY CAPITAL ARE NOT REALIZED, SUCH COSTS MAY BE HIGHER THAN GOV NOW EXPECTS, AND IT MAY NOT BE POSSIBLE OR APPROPRIATE FOR GOV TO LONG TERM FINANCE THE ACQUISITION OF THE SIR SHARES WITH A MIX OF DEBT AND EQUITY CAPITAL WHICH WILL MAKE GOV’S ACQUISITION OF SIR SHARES ACCRETIVE TO GOV.  ALSO, SIR’S HISTORICAL NORMALIZED FUNDS FROM OPERATIONS AND DIVIDEND RATE MAY CHANGE.  FOR THESE REASONS, GOV’S ACQUISITION OF THE SIR SHARES MAY REDUCE OR DILUTE GOV’S NORMALIZED FUNDS FROM OPERATIONS.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS.  GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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